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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of BackWeb Technologies Ltd. for the registration of 704,408 ordinary shares and to the incorporation by reference therein of our report dated January 21, 2000, with respect to the consolidated financial statements of BackWeb Technologies Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP

Palo Alto, California
July 25, 2000